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GILEAD SCIENCES ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2014 FINANCIAL RESULTS

- Fourth Quarter Product Sales of $7.2 billion, Up 137 percent Year over Year -
- Full Year 2014 Product Sales of $24.5 billion, Up 127 percent Year over Year -
- Full Year 2014 Non-GAAP EPS of $8.09, Up 297 percent Year over Year -

Foster City, CA, February 3, 2015 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the fourth quarter and full year 2014. Total revenues for the fourth quarter of 2014 were $7.3 billion compared to $3.1 billion for the fourth quarter of 2013. Net income for the fourth quarter of 2014 was $3.5 billion, or $2.18 per diluted share compared to $791 million, or $0.47 per diluted share for the fourth quarter of 2013. Non-GAAP net income for the fourth quarter of 2014, which excludes amounts related to acquisition, restructuring, stock-based compensation and other, was $3.9 billion, or $2.43 per diluted share compared to $930 million, or $0.55 per diluted share for the fourth quarter of 2013.

Full year 2014 total revenues were $24.9 billion compared to $11.2 billion for 2013. Net income for 2014 was $12.1 billion, or $7.35 per diluted share, compared to $3.1 billion, or $1.81 per diluted share for 2013. Non-GAAP net income for 2014, which excludes amounts related to acquisition, restructuring, stock-based compensation and other, was $13.3 billion, or $8.09 per diluted share compared to $3.5 billion, or $2.04 per diluted share for 2013.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions, except per share amounts)	2014	2013	2014	2013
Product sales	$7,222	$3,043	$24,474	$10,804
Royalty, contract and other revenues	92	77	416	398
Total revenues	$7,314	$3,120	$24,890	$11,202

Net income attributable to Gilead	$3,487	$791	$12,101	$3,075
Non-GAAP net income attributable to Gilead	$3,883	$930	$13,314	$3,451

Diluted EPS	$2.18	$0.47	$7.35	$1.81
Non-GAAP diluted EPS	$2.43	$0.55	$8.09	$2.04

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

February 3, 2015	2

Product Sales
Total product sales for the fourth quarter of 2014 were $7.2 billion compared to $3.0 billion for the fourth quarter of 2013. In the fourth quarter, product sales in the U.S. were $5.5 billion compared to $1.9 billion in the fourth quarter of 2013, and in Europe, product sales were $1.4 billion compared to $871 million in the fourth quarter of 2013. Total product sales during 2014 were $24.5 billion compared to $10.8 billion in 2013. For 2014, product sales in the U.S. were $18.1 billion compared to $6.6 billion in 2013, and in Europe, product sales were $5.1 billion compared to $3.3 billion in 2013.

Antiviral Product Sales
Antiviral product sales were $6.7 billion for the fourth quarter of 2014 compared to $2.6 billion for the fourth quarter of 2013. For 2014, antiviral product sales were $22.8 billion compared to $9.3 billion in 2013. The increase in the quarter and full year was primarily driven by sales of Sovaldi® (sofosbuvir 400 mg), which launched in December 2013 in the U.S. and in January 2014 in Europe, and Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), which launched in the U.S. in October 2014.

Other Product Sales
Other product sales, which include Letairis®, Ranexa® and AmBisome®, totaled $496 million for the fourth quarter of 2014 compared to $402 million for the fourth quarter of 2013. For 2014, other product sales were $1.7 billion compared to $1.5 billion in 2013.

Operating Expenses
During the fourth quarter and full year 2014, compared to the same periods in 2013:

•
Non-GAAP research and development (R&D) expenses increased due to continued progression of Gilead's product pipeline, in particular in the oncology and liver disease areas, support of geographic expansion, up-front fees paid in connection with Gilead's collaboration with ONO Pharmaceutical Co., Ltd. (ONO) and the purchase of a U.S. Food and Drug Administration (FDA) priority review voucher.

•
Non-GAAP selling, general and administrative (SG&A) expenses increased primarily due to Gilead's business growth, including commercial expansion related to the launches of Sovaldi and Harvoni, and Gilead's portion of the non-tax deductible branded prescription drug fee for which accounting guidance was finalized in the third quarter resulting in a one-time catch up of $460 million in 2014.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions)	2014	2013	2014	2013
Non-GAAP research and development expenses	$899	$511	$2,585	$1,948
Non-GAAP selling, general and administrative expenses	$799	$471	$2,757	$1,557
Note: Non-GAAP R&D and SG&A expenses exclude amounts related to acquisition, restructuring, stock-based compensation and other.

Cash, Cash Equivalents and Marketable Securities
As of December 31, 2014, Gilead had $11.7 billion of cash, cash equivalents and marketable securities compared to $2.6 billion as of December 31, 2013. During 2014, Gilead generated $12.8 billion in operating cash flow and utilized $5.3 billion to repurchase shares.

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February 3, 2015	3

Full Year 2015 Guidance
Gilead provided its full year 2015 guidance:

(In millions, except percentages and per share amounts)	Provided February 3, 2015
Net Product Sales	$26,000 - $27,000
Non-GAAP*
Product Gross Margin	87% - 90%
R&D	$3,000 - $3,300
SG&A	$3,000 - $3,300
Effective Tax Rate	18.0% - 20.0%

Diluted EPS Impact Related to Acquisition, Restructuring, Stock-Based Compensation and Other	$0.82 - $0.87

* Non-GAAP product gross margin, R&D and SG&A expenses and effective tax rate exclude amounts related to acquisition, restructuring, stock-based compensation and other.

Corporate Highlights

•
Announced that Philippe C. Bishop, MD, joined the company as Senior Vice President, Hematology and Oncology Therapeutics and a member of Gilead’s executive committee. Dr. Bishop reports to John McHutchison, MD, Executive Vice President, Clinical Research and has responsibility for Gilead’s programs in oncology.

Product & Pipeline Updates Announced by Gilead During the Fourth Quarter of 2014 Include:
Antiviral Program

•
Announcement of expansion to Gilead’s agreement with Janssen R&D Ireland Limited for the development and commercialization of a new once-daily single tablet regimen containing Gilead’s tenofovir alafenamide (TAF) and emtricitabine, and Janssen’s rilpivirine (RFTAF). The original agreement was established in 2009 for the development and commercialization of Complera, marketed as Eviplera in the European Union, which combines tenofovir disoproxil fumarate, emtricitabine and rilpivirine in a once-daily tablet.

•
Announcement of the European Commission granting marketing authorization for Harvoni, the first once-daily single tablet regimen to treat chronic hepatitis C genotype 1 and 4 and subgroups of genotype 3 infected adults.

•	Presentation of data on sofosbuvir-based regimens in chronic hepatitis C virus (HCV) patients at the 65th Annual Meeting of the American Association for the Study of Liver Diseases:

◦
Positive results from several Phase 2 and Phase 3 studies evaluating investigational uses of Harvoni for the treatment of chronic HCV infection in patients with limited or no treatment options, including patients with decompensated cirrhosis, patients with HCV recurrence following a liver transplant and patients who failed previous treatment with other direct acting antivirals.

◦
Positive results from three Phase 2 open-label studies evaluating the safety and efficacy of an investigational all-oral pan-genotypic regimen containing sofosbuvir and the investigational NS5A inhibitor GS-5816 for the treatment of chronic HCV infection.

•
Submission of a New Drug Application (NDA) to the FDA for an investigational, once-daily single tablet regimen containing elvitegravir 150 mg, cobicistat 150 mg, emtricitabine 200 mg and TAF 10 mg (E/C/F/TAF) for the treatment of HIV-1 infection. The data submitted in the NDA support the use of the regimen among adult and adolescent treatment-naïve HIV individuals, virologically suppressed patients who switch regimens and those with renal impairment. If approved, E/C/F/TAF would be Gilead’s first single tablet regimen to contain TAF.

•	Announcement of Harvoni approvals by FDA and Health Canada.

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February 3, 2015	4

Oncology Program

•
Announcement of an exclusive license agreement with ONO for the development and commercialization of ONO-4059, ONO’s oral Bruton’s tyrosine kinase inhibitor for the treatment of B-cell malignancies and other diseases.

•
Announcement of positive results from registrational studies further describing the duration of response, progression-free survival and safety profile for Zydelig® (idelalisib) in relapsed patients with chronic lymphocytic leukemia and two types of indolent non-Hodgkin lymphoma. The findings were presented at the Annual Meeting of the American Society of Hematology.

Conference Call
At 4:30 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss results from its fourth quarter and full year 2014 as well as provide 2015 guidance and a general business update. To access the webcast live via the internet, please connect to the company's website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 56363760 to access the call.

A replay of the webcast will be archived on the company's website for one year, and a phone replay will be available approximately two hours following the call through February 5, 2015. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 56363760.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to advance the care of patients suffering from life-threatening diseases worldwide. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.

Non-GAAP Financial Information
Gilead has presented certain financial information in accordance with U.S. GAAP (GAAP) and also on a non-GAAP basis. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Gilead's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

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February 3, 2015	5

Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to achieve its anticipated full year 2015 financial results; Gilead's ability to sustain growth in revenues for its antiviral, cardiovascular and respiratory programs; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead's earnings; the possibility of unfavorable results from clinical trials involving RFTAF, the single tablet regimen of sofosbuvir with GS-5816 and idelalisib for new indications; Gilead's ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit NDAs for new product candidates in the timelines currently anticipated; Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products, including E/C/F/TAF; Gilead's ability to successfully commercialize its products, including Sovaldi, Harvoni, Stribild and Zydelig; the risk that physicians and patients may not see advantages of Gilead's products over other therapies and may therefore be reluctant to prescribe the products; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may demand significant discounts or rebates to include Gilead's HCV products on formulary; the risk that we may experience additional pricing pressure in light of the launch of a competitor's all oral HCV regimen in December 2014; the risk that we will be unable to advance ONO-4059; Gilead's ability to successfully develop its respiratory, cardiovascular, oncology and inflammation programs; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead's products; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead's future revenues and pre-tax earnings; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, SOVALDI®, STRIBILD®, COMPLERA®, EVIPLERA®, TRUVADA®, VIREAD®, EMTRIVA®, TYBOST®, ZYDELIG®, HARVONI®, HEPSERA®, VITEKTA®, LETAIRIS®, RANEXA®, CAYSTON®, AMBISOME®, VOLIBRIS® and RAPISCAN®.

ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark belonging to Astellas U.S. LLC. MACUGEN® is a registered trademark belonging to Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark belonging to Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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February 3, 2015	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Product sales	$7,222	$3,043	$24,474	$10,804
Royalty, contract and other revenues	92	77	416	398
Total revenues	7,314	3,120	24,890	11,202
Costs and expenses:
Cost of goods sold	1,063	858	3,788	2,859
Research and development	1,045	552	2,854	2,120
Selling, general and administrative	876	513	2,983	1,699
Total costs and expenses	2,984	1,923	9,625	6,678
Income from operations	4,330	1,197	15,265	4,524
Interest expense	(130)	(73)	(412)	(307)
Other income (expense), net	30	(11)	3	(9)
Income before provision for income taxes	4,230	1,113	14,856	4,208
Provision for income taxes	768	326	2,797	1,151
Net income	3,462	787	12,059	3,057
Net loss attributable to noncontrolling interest	25	4	42	18
Net income attributable to Gilead	$3,487	$791	$12,101	$3,075
Net income per share attributable to Gilead common stockholders - basic	$2.32	$0.52	$7.95	$2.01
Net income per share attributable to Gilead common stockholders - diluted	$2.18	$0.47	$7.35	$1.81
Shares used in per share calculation - basic	1,506	1,534	1,522	1,529
Shares used in per share calculation - diluted	1,597	1,694	1,647	1,695

February 3, 2015	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,063	$858	$3,788	$2,859
Stock-based compensation expenses	(2)	(1)	(10)	(7)
Acquisition related-amortization of purchased intangibles	(218)	(80)	(818)	(143)
Variable interest entity consolidated costs (2)	4	—	4	—
Non-GAAP cost of goods sold	$847	$777	$2,964	$2,709

Product gross margin reconciliation:
GAAP product gross margin	85.3%	71.8%	84.5%	73.5%
Stock-based compensation expenses	—%	—%	—%	0.1%
Acquisition related-amortization of purchased intangibles	3.0%	2.6%	3.3%	1.3%
Variable interest entity consolidated costs (2)	0.1%	—%	—%	—%
Non-GAAP product gross margin(1)	88.3%	74.5%	87.9%	74.9%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,045	$552	$2,854	$2,120
Stock-based compensation expenses	(41)	(30)	(152)	(109)
Restructuring expenses	—	—	—	(4)
Acquisition related expenses	(85)	—	(85)	—
Acquisition related-contingent consideration remeasurement	(20)	(11)	(32)	(59)
Non-GAAP research and development expenses	$899	$511	$2,585	$1,948

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$876	$513	$2,983	$1,699
Stock-based compensation expenses	(52)	(42)	(198)	(136)
Restructuring expenses	—	—	—	2
Acquisition related-amortization of purchased intangibles	(15)	—	(18)	(1)
Acquisition related-transaction costs	(1)	—	(1)	(7)
Variable interest entity consolidated costs (2)	(9)	—	(9)	—
Non-GAAP selling, general and administrative expenses	$799	$471	$2,757	$1,557

Operating margin reconciliation:
GAAP operating margin	59.2%	38.4%	61.3%	40.4%
Stock-based compensation expenses	1.3%	2.3%	1.4%	2.3%
Restructuring expenses	—%	—%	—%	—%
Acquisition related expenses/transaction costs	1.2%	—%	0.3%	0.1%
Acquisition related-amortization of purchased intangibles	3.2%	2.6%	3.4%	1.3%
Acquisition related-contingent consideration remeasurement	0.3%	0.4%	0.1%	0.5%
Variable interest entity consolidated costs (2)	0.1%	—%	—%	—%
Non-GAAP operating margin(1)	65.2%	43.6%	66.6%	44.5%

Other income (expense) reconciliation:
GAAP other income (expense), net	$30	$(11)	$3	$(9)
Acquisition related-transaction costs	—	—	(2)	—
Non-GAAP other income (expense), net	$30	$(11)	$1	$(9)

(1) Amounts may not sum due to rounding
(2) Consolidation of a contract manufacturer

February 3, 2015	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Effective tax rate reconciliation:
GAAP effective tax rate	18.2%	29.3%	18.8%	27.3%
Restructuring expenses	—%	—%	—%	—%
Acquisition related-transaction costs	—%	—%	—%	—%
Acquisition related-amortization of purchased intangibles	(0.8)%	(1.5)%	(0.9)%	(0.4)%
Acquisition related-contingent consideration remeasurement	(0.1)%	(0.3)%	—%	(0.4)%
Non-GAAP effective tax rate(1)	17.3%	27.5%	17.9%	26.5%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$3,487	$791	$12,101	$3,075
Stock-based compensation expenses	79	53	296	185
Restructuring expenses	—	—	—	3
Acquisition related expenses/transaction costs	71	—	70	7
Acquisition related-amortization of purchased intangibles	226	75	815	122
Acquisition related-contingent consideration remeasurement	20	11	32	59
Non-GAAP net income attributable to Gilead	$3,883	$930	$13,314	$3,451

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.18	$0.47	$7.35	$1.81
Stock-based compensation expenses	0.05	0.03	0.18	0.11
Restructuring expenses	—	—	—	—
Acquisition related expenses/transaction costs	0.04	—	0.04	—
Acquisition related-amortization of purchased intangibles	0.14	0.04	0.49	0.07
Acquisition related-contingent consideration remeasurement	0.01	0.01	0.02	0.03
Non-GAAP diluted earnings per share(1)	$2.43	$0.55	$8.09	$2.04

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,597	1,694	1,647	1,695
Share impact of current stock-based compensation rules	(1)	(1)	(1)	(1)
Non-GAAP shares used in per share calculation (diluted)	1,596	1,693	1,646	1,694

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$216	$80	$824	$150
Research and development expenses adjustments	146	41	269	172
Selling, general and administrative expenses adjustments	77	42	226	142
Other income (expense) adjustments	—	—	(2)	—
Total non-GAAP adjustments before tax	439	163	1,317	464
Income tax effect	(38)	(25)	(99)	(88)
Less: variable interest entity consolidated costs (2)	(5)	—	(5)	—
Total non-GAAP adjustments after tax attributable to Gilead	$396	$138	$1,213	$376

(1) Amounts may not sum due to rounding
(2) Consolidation of a contract manufacturer

February 3, 2015	9

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	December 31,	December 31,
	2014	2013 (1)

Cash, cash equivalents and marketable securities	$11,726	$2,571
Accounts receivable, net	4,635	2,182
Inventories	1,386	1,697
Property, plant and equipment, net	1,674	1,166
Intangible assets, net	11,073	11,900
Goodwill	1,172	1,169
Other assets	2,998	1,894
Total assets	$34,664	$22,579

Current liabilities	$5,618	$6,407
Long-term liabilities	13,212	4,363
Equity component of redeemable convertible notes	15	64
Stockholders’ equity(2)	15,819	11,745
Total liabilities and stockholders’ equity	$34,664	$22,579

(1) Derived from the audited consolidated financial statements as of December 31, 2013. Certain prior period amounts have been reclassified to conform to the current presentation.
(2) As of December 31, 2014, there were 1,499 shares of common stock issued and outstanding.

February 3, 2015	10

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Antiviral products:
Harvoni – U.S.	$2,001	$—	$2,001	$—
Harvoni – Europe	83	—	103	—
Harvoni – Other International	23	—	23	—
	2,107	—	2,127	—

Sovaldi – U.S.	1,178	136	8,507	136
Sovaldi – Europe	459	3	1,546	3
Sovaldi – Other International	95	—	230	—
	1,732	139	10,283	139

Atripla – U.S.	668	615	2,357	2,356
Atripla – Europe	194	255	888	1,061
Atripla – Other International	63	63	225	231
	925	933	3,470	3,648

Truvada – U.S.	548	416	1,787	1,570
Truvada – Europe	287	325	1,275	1,296
Truvada – Other International	62	73	278	270
	897	814	3,340	3,136

Stribild – U.S.	319	187	1,014	510
Stribild – Europe	52	14	145	24
Stribild – Other International	14	3	38	5
	385	204	1,197	539

Complera / Eviplera – U.S.	196	152	663	503
Complera / Eviplera – Europe	138	96	513	268
Complera / Eviplera – Other International	14	14	52	39
	348	262	1,228	810

Viread – U.S.	164	123	484	428
Viread – Europe	77	92	336	354
Viread – Other International	70	52	238	177
	311	267	1,058	959

Other Antiviral – U.S.	12	10	46	57
Other Antiviral – Europe	7	10	35	45
Other Antiviral – Other International	2	2	7	9
	21	22	88	111

Total antiviral products – U.S.	5,086	1,639	16,859	5,560
Total antiviral products – Europe	1,297	795	4,841	3,051
Total antiviral products – Other International	343	207	1,091	731
	6,726	2,641	22,791	9,342

Other products:
Letairis	181	139	595	520
Ranexa	144	130	510	449
AmBisome	104	94	388	352
Zydelig	17	—	23	—
Other	50	39	167	141
	496	402	1,683	1,462

Total product sales	$7,222	$3,043	$24,474	$10,804